===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           OMEGA PROTEIN CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                             [OMEGA PROTEIN LOGO]

                                April 12, 2001

To Our Stockholders:

  You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Omega Protein Corporation, to be held on Tuesday, May 15, 2001, at 10:00 a.m., Central time, at The O'Hare Hilton (inside O'Hare Airport, across from Terminal 2), Chicago, Illinois. A notice of the meeting, proxy statement and form of proxy are enclosed with this letter.

  At the meeting, we will report on the progress of the Company, comment on matters of interest and respond to your questions. A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2000 accompanies this mailing.

  Stockholders can vote their shares by proxy by marking their votes on the proxy/voting instructions card, or by attending the meeting in person.

  It is important that your shares be represented at the meeting. Even if you plan to attend the meeting, we hope that you will read the enclosed Proxy Statement and the voting instructions on the enclosed proxy card and then vote by completing, signing, dating and mailing the proxy card in the enclosed, postage pre-paid envelope. You may vote your shares in person if you attend the Annual Meeting, thereby canceling any proxy previously given. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership.

  We appreciate your continued interest in the Company.

                                          Sincerely,

                                          /s/ Joseph L. von Rosenberg III
                                          Joseph L. von Rosenberg III
                                          President and Chief Executive
                                           Officer

                             [OMEGA PROTEIN LOGO]

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 15, 2001

TO THE STOCKHOLDERS OF OMEGA PROTEIN CORPORATION:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Omega Protein Corporation (the "Company") will be held at The O'Hare Hilton (inside O'Hare Airport, across from Terminal 2), Chicago, Illinois on Tuesday, May 15, 2001 at 10:00 a.m., Central time, for the following purposes:

  1. To elect a Class III director for a term of three years and until his successor is duly elected and qualified;

  2. To ratify the appointment of PricewaterhouseCoopers, LLP as independent certified public accountants for the Company's fiscal year ending December 31, 2001; and

  3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

  The Board of Directors has fixed the close of business on April 11, 2001 as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting and at any postponement or adjournment thereof. A list of such stockholders will be available during normal business hours at the offices of the Company for inspection at least ten days prior to the Annual Meeting.

  You are cordially invited to attend this meeting.

                                          By order of the Board of Directors

                                          /s/ Robert W. Stockton
                                          ROBERT W. STOCKTON
                                          Executive Vice President, Chief
                                           Financial Officer and Secretary

Houston, Texas
April 12, 2001

                           OMEGA PROTEIN CORPORATION
                             1717 ST. JAMES PLACE
                                   SUITE 550
                             HOUSTON, TEXAS 77056

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                                 May 15, 2001

General Information

  This statement (the "Proxy Statement") is being furnished in connection with the solicitation of proxies by the Board of Directors of Omega Protein Corporation ("Omega" or the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at The O'Hare Hilton (inside O'Hare Airport, across from Terminal 2), Chicago , Illinois on May 15, 2001 at 10:00 a.m., Central time, and at any postponement or adjournment thereof (the "Annual Meeting"). The Annual Meeting is being held for the purposes set forth in this Proxy Statement. This Proxy Statement and the enclosed form of proxy (the "Proxy Card") are first being mailed on or about April 12, 2001.

Proxy Card

  The shares represented by any Proxy Card which is properly executed and received by the Company prior to or at the Annual Meeting (each, a "Conforming Proxy") will be voted in accordance with the specifications made thereon. Conforming Proxies that are properly signed and returned but on which no specifications have been made by the stockholder will be voted in favor of the proposals described in the Proxy Statement. The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those described in the Proxy Statement. However, if any other matters are properly brought before the Annual Meeting, the persons named in the Proxy Card will vote the shares represented by each Conforming Proxy on those matters as instructed by the Board of Directors, or in the absence of express instructions from the Board of Directors, in accordance with their own best judgment. A stockholder who has executed and delivered a Conforming Proxy may revoke that Conforming Proxy at any time before it is voted by (i) executing a new proxy with a later date and delivering the new proxy to the Secretary of the Company, (ii) voting in present at the Annual Meeting, or (iii) giving record of written notice of the revocation to the Secretary of the Company.

Quorum and Other Matters

  The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary and sufficient to constitute a quorum. Shares of Common Stock represented by Conforming Proxies will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Shares of Common Stock held by nominees that are voted on at least one matter coming before the Annual Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner's discretion has been withheld (a "broker non-vote") for voting on some or all other matters.

  Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors.

  All other matters to come before the Annual Meeting require the approval of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Therefore, abstentions will have the same effect as votes against the proposals on such matters. Broker non-votes, however, will be deemed shares not present to vote on such matters, and therefore will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for approval of such matters.

Solicitation of Proxies

  This solicitation of proxies is being made by the Board of Directors of the Company and all expenses of this solicitation will be borne by the Company. The Company expects to reimburse brokerage houses, banks and other fiduciaries for reasonable expenses of forwarding proxy materials to beneficial owners.

                   VOTING SECURITIES AND SECURITY OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The outstanding voting securities of the Company consist entirely of shares of common stock, par value $.01 per share (the "Common Stock"). Each share of Common Stock entitles its owner to one vote upon each matter to come before the Annual Meeting. Only stockholders of record at the close of business on April 11, 2001 (the "Record Date") will be entitled to vote at the Annual Meeting and at any postponement or adjournment thereof. At the close of business on such date, the Company had outstanding 23,933,959 shares of Common Stock.

                Security Ownership of Certain Beneficial Owners

  To the Company's knowledge, the following persons are the only persons who are beneficial owners of more than five percent of the Company's Common Stock based on the number of shares outstanding on December 31, 2000:

                                                       Amount and
                                                       Nature of
                                                       Beneficial    Percent of
          Name and Address of Beneficial Owner         Ownership      Class(1)
          ------------------------------------         ----------    ----------
   Malcolm I. Glazer (2).............................. 14,515,200(3)    60.7%
    1482 Ocean Boulevard
    Palm Beach, Florida 33480

   Zapata Corporation (2)............................. 14,501,000       60.6%
    100 Meridian Centre, Suite 350
    Rochester, New York 14618
    Madison, Wisconsin 53707

   State of Wisconsin Investment Board................  2,176,300(4)     9.1%
    P.O. Box 7842
    Madison, Wisconsin 53707

   Dimensional Fund Advisors Inc......................  1,631,900(5)     6.8%
    1299 Ocean Avenue, 11th Floor
    Santa Monica, California 90401

--------
1) For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or persons has the right to acquire within 60 days after December 31, 2000 is deemed to be outstanding, but is not deemed to be outstanding in computing the percentage ownership of any other person.
(2) Based on a Proxy Statement of Zapata Corporation dated April 28, 2000, the Glazer Family Limited Partnership, a Nevada limited partnership (the "Glazer Partnership"), in which Malcolm I. Glazer controls the sole general and limited partners, reportedly owns beneficially and of record 44.1% of Zapata Corporation's outstanding common stock. By virtue of such ownership, the Glazer Partnership may be deemed to control Zapata Corporation and, therefore, may be deemed to beneficially own Common Stock of the Company owned by Zapata Corporation. Mr. Malcolm I. Glazer disclaims beneficial ownership of such shares.
(3) Includes 14,200 shares subject to options held by Mr. Glazer exercisable on December 31, 2000 or within 60 days thereafter.
(4) Based on a Schedule 13G/A dated February 14, 2001 filed with the SEC by the State of Wisconsin Investment Board.
(5) Based on a Schedule 13G dated February 2, 2001 filed with the SEC by Dimensional Fund Advisors Inc.

Security Ownership of Directors and Executive Officers

  The following table sets forth the number of shares of Common Stock of the Company and common stock of Zapata Corporation ("Zapata") beneficially owned as of December 31, 2000 by each of the directors, each of the Named Executive Officers set forth in the Summary Compensation Table, and by all directors and executive officers as a group. Unless otherwise noted, each of the named persons and members of the group has sole voting and investment power with respect to the shares shown.

                             Shares of the   Percent of the Shares of      % of
                               Company's       Company's      Zapata      Zapata
                                Common           Common       Common      Common
  Name of Beneficial Owner     Stock(1)         Stock(2)     Stock(3)     Stock
  ------------------------   -------------   -------------- ----------    ------
Malcolm I. Glazer (4).......  14,515,200          60.7%     10,632,050(5)  44.1%
Avram A. Glazer (6).........     568,200           2.3%        436,667(5)     *
Joseph L. von Rosenberg
 III........................     687,700           2.8%            100        *
Robert W. Stockton..........     439,333           1.8%              0       --
Michael E. Wilson...........      86,000             *               0       --
Bernard H. White............      73,433             *               0       --
Gary L. Allee...............      48,941             *               0       --
Jonathan Specht.............      32,066             *               0       --
William Lands(7)............      26,568             *               0       --
All directors and executive
 officers as a group,
 including those named above
 (9 total)..................  16,477,441(1)       63.8%     11,068,817(6)  45.1%

--------
 * Represents ownership of less than 1.0%.
(1) Includes 14,200, 568,200, 668,200, 433,333, 85,000, 73,333, 9,466, 31,666,
    9,466, and 1,892,864 shares of Omega Common Stock subject to options exercisable on December 31, 2000 or within 60 days thereafter held by Messrs. M. Glazer, A. Glazer, von Rosenberg, Stockton, Wilson, White, Allee, Specht, Lands, and all directors and executive officers as a group, including those persons named in the above table, respectively.
(2) For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or persons has the right to acquire within 60 days after December 31, 2000 is deemed to be outstanding, but is not deemed to be outstanding in computing the percentage ownership of any other person.

(3) All shares of Zapata common stock are listed as of December 31, 2000 and do not take into account a 1-for-10 reverse stock split of shares of Zapata common stock effected in January 2001.
(4) The Glazer Partnership reportedly owns beneficially and of record 44.1% of Zapata Corporation's outstanding common stock. By virtue of such ownership, the Glazer Partnership may be deemed to control Zapata Corporation and, therefore, may be deemed to beneficially own Common Stock of the Company owned by Zapata Corporation. Mr. Malcolm I. Glazer disclaims beneficial ownership of such shares.
(5) Includes 236,667 and 436,667 shares of Zapata common stock subject to options exercisable on December 31, 1999 or within 60 days thereafter held by Messrs. M. Glazer and A. Glazer, respectively, based on public information available to Omega.
(6) Does not include the shares that are held by the Glazer Partnership, with respect to which Mr. Avram A. Glazer disclaims any beneficial ownership.
(7) Includes 2,300 shares owned by a trust established for the benefit of Dr. Lands' grandchildren. Dr. Lands disclaims beneficial ownership of such shares.

  Because Zapata holds more than a majority of the Company's outstanding Common Stock, Zapata has the power to approve matters submitted for consideration at the Annual Meeting without regard to the votes of the other stockholders. The Company understands that Zapata intends to vote for the election of Management's Nominee for the Board of Directors and for the ratification of the appointment of PricewaterhouseCoopers, LLP as the Company's independent auditors. There are no agreements between the Company and Zapata with respect to the election of directors or the officers of the Company or with respect to other matters that may come before the Annual Meeting.

                                  PROPOSAL 1
                             ELECTION OF DIRECTOR

  The Company's Articles of Incorporation divide the Board of Directors into three classes designated as Class I, Class II and Class III. Each class of directors is elected to serve a three-year term. The Board presently consists of five directors, two in Class I, two in Class II and one in Class III, whose terms expire at the 2002, 2003 and 2001 Annual Meetings, respectively, and until their successors are duly elected and qualified.

  The Class III director is Joseph L. von Rosenberg III, and his term expires at the 2001 Annual Meeting, or as soon thereafter as his successor is elected and qualified. Mr. von Rosenberg has been nominated to serve an additional three-year term as a Class III Director to be elected by the holders of the Common Stock. Mr. von Rosenberg has consented to be named in this Proxy Statement and to serve as director if elected.

  The Company's Articles of Incorporation provide that the Board of Directors shall consist of no more non-U.S. citizens than a minority of the number necessary to constitute a quorum of the Board of Directors.

  Proxies representing shares of Common Stock held on the Record Date that are returned duly executed will be voted, unless otherwise specified, in favor of the nominee for Class III director named below. The nominee has consented to serve if elected, but should the nominee be unavailable to serve (which event is not anticipated) the persons named in the proxy intend to vote for such substitute nominee as the Board of Directors may recommend. The nominee shall be elected by a plurality of the votes cast in the election by the holders of the Common Stock represented and entitled to vote at the Annual Meeting, assuming the existence of a quorum.

Class III Nominee--To Serve a Three-Year Term Expiring at the 2004 Annual Stockholders Meeting

  JOSEPH L. VON ROSENBERG III, age 42, is President and Chief Executive Officer and a director of the Company. He has served in these positions since July 1997. Prior to serving in these positions, Mr. von Rosenberg served as the Executive Vice President of Zapata from November 1995 until April 1998, as General Counsel and Vice President of Zapata from August 1994 until April 1998 and as Corporate Secretary of Zapata from June 1993 until July 1997.

  THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE CLASS III NOMINEE AS A DIRECTOR.

CONTINUING DIRECTORS

  Biographical and other information with respect to all members of the Board of Directors whose current terms will continue after the Annual Meeting is set forth below:

Class I Directors--Current Term Expires at the 2002 Annual Stockholders
Meeting

  GARY L. ALLEE, age 56, has been a director of the Company since May 1998. Dr. Allee is professor of Swine Nutrition at the University of Missouri. Dr. Allee has served as President and as a member of the Board of Directors of the Midwest Section of the American Society of Animal Science. He has B.S. and M.S. degrees in Animal Husbandry and Swine Nutrition from the University of Missouri and a Ph.D. from the University of Illinois in Nutritional Sciences.

  WILLIAM LANDS, age 70, has been a director of the Company since May 1998. Dr. Lands serves as Senior Scientific Advisor to the Director of the National Institute on Alcohol Abuse and Alcoholism, a position he assumed after serving as head of the Department of Biological Chemistry at the University of Illinois Medical Center. Dr. Lands has a B.S. degree in Chemistry from the University of Michigan and a Ph.D. in Biological Chemistry from the University of Illinois.

Class II Directors--Current Term Expires at the 2003 Annual Stockholders
Meeting

  MALCOLM I. GLAZER, age 71, has been a director of the Company since January 1998. He is also a director and Chairman of the Board of Directors of Zapata, positions he has held since July 1993 and July 1994, respectively. From August 1994 to March 1995, Mr. Glazer served as President and Chief Executive Officer of Zapata. For more than the past five years, Mr. Glazer has been a self-employed private investor, whose diversified portfolio consists of ownership of the Tampa Bay Buccaneers National Football League franchise and investments in television broadcasting, restaurants, restaurant equipment, food services equipment, health care, banking, real estate and stocks. He is also a director of Specialty Equipment Companies, Inc., a food service equipment manufacturer, and Viskase Corporation, a food services corporation. Malcolm I. Glazer is the father of Avram A. Glazer.

  AVRAM A. GLAZER, age 39, has been Chairman of the Board of the Company since January 1998. He is also a director and President and Chief Executive Officer of Zapata, positions which he has held since March 1995. For more than the past five years, he has been employed by, and has worked on behalf of, Malcolm
I. Glazer and a number of entities owned and controlled by Malcolm I. Glazer, including First Allied Corporation. Mr. Glazer served as Vice President of First Allied Corporation from 1985 through 1995. He also serves as a director of Specialty Equipment Companies, Inc., a restaurant equipment manufacturer, and Viskase Corporation, a food packaging company. Avram A. Glazer is the son of Malcolm I. Glazer.

Board of Directors and Board Committees

  The Company's Board of Directors has five directors and has established the Audit and Compensation Committees as its standing committees. In addition, the Board has established a Scientific Committee. The Board of Directors does not have a nominating committee or any committee performing a similar function.

  During 2000, the Board of Directors held three meetings and acted two times by written consent. During 2000, the Audit Committee met four times, the Compensation Committee met two times and took action by written consent on one occasion, and the Scientific Committee met one time. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which such director served.

  Audit Committee. The Audit Committee consists of Dr. Allee and Dr. Lands, each of whom the Board of Directors has determined to be "independent" as defined in the NYSE listing standards. The Audit Committee reviews the adequacy of the Company's internal control systems and financial reporting procedures, reviews the general scope of the annual audit and reviews and monitors the performance of non-audit services by the Company's independent public accountants. The Audit Committee also meets with the independent auditors and with appropriate financial personnel of the Company regarding these matters. The Audit Committee recommends to the Company's Board the appointment of the independent auditors. The independent auditors periodically meet alone with the Audit Committee and have unrestricted access to the Audit Committee.

  In 2000, the Audit Committee and the Board of Directors approved and adopted an Audit Committee Charter which is attached to this Proxy Statement as Exhibit A.

  Compensation Committee. The Compensation Committee consists of Dr. Allee and Dr. Lands. The Compensation Committee administers management incentive compensation plans and approves compensation levels for officers of the Company.

  Scientific Committee. The Scientific Committee consists of Dr. Allee and Dr. Lands. The Scientific Committee keeps the Board and Company officers apprised of scientific matters and developments which are relevant to the Company's industry.

                              EXECUTIVE OFFICERS

  The following sets forth certain information with respect to the executive officers of the Company as of the date of this Proxy Statement. All officers of the Company serve at the pleasure of the Company's Board of Directors until their successors are elected and qualified.

Name                              Age                  Position
----                              ---                  --------
Joseph L. von Rosenberg III......  42 President, Chief Executive Officer and
                                       Director
Robert W. Stockton...............  50 Executive Vice President, Chief Financial
                                       Officer and Corporate Secretary
Michael E. Wilson................  50 Vice President--Marine Operations and
                                       President of Omega Shipyard, Inc.
Bernard H. White.................  53 Corporate Vice President
Jonathan S. Specht...............  44 Vice President--Operations

  JOSEPH L. VON ROSENBERG. See "Proposal 1--Class III Nominee" above.

  ROBERT W. STOCKTON has served as Executive Vice President and Chief Financial Officer since July 1997. He has also served as Secretary since January 2000. For the five years prior to joining the Company, Mr. Stockton was Corporate Controller of Proler International Corp., which was engaged in the business of buying, processing for recycling, and selling ferrous and non-ferrous metals both domestically and internationally.

  MICHAEL E. WILSON is President of the Company's wholly-owned subsidiary, Omega Shipyard, Inc., a position he has held since June 1997. Since July 1998, he has also served as the Company's Vice President--Marine Operations and, prior thereto, served as the Company's Coordinator of Marine Engineering & Maintenance. Mr. Wilson joined the Company in 1985 and served in various operating capacities until 1996.

  BERNARD H. WHITE was named Corporate Vice President in March 1998. From 1994 to March 1998, Mr. White worked as a Public Affairs and Investor Relations Consultant. Prior to such time, Mr. White served as Vice President--Corporate Affairs of Zapata Corporation.

  JONATHAN S. SPECHT was named Vice President--Operations in June 1999. From June 1997 through June 1999, Mr. Specht was the General Manager of the Company's Cameron, Louisiana facility. Prior thereto, he was General Manager of a facility operated by Golden Valley Meat, Inc.

                            EXECUTIVE COMPENSATION

                          Summary Compensation Table

  The following table sets forth, for the year ended December 31, 2000 the compensation paid to the Company's current Chief Executive Officer and its other four most highly compensated executive officers with annual compensation in excess of $100,000 for 2000 (the "Named Executive Officers"). The Company was not, prior to April 1998, a reporting company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

                                                     Annual Compensation
                         ---------------------------------------------------------------------------------
                                                                          Stock Option
   Name and Principal    Fiscal                           Other Annual       Awards         All Other
        Position          Year  Salary(1)    Bonus(1)    Compensation(2) (# of options) Compensation(1)(3)
   ------------------    ------ ---------    --------    --------------- -------------- ------------------
Joseph L. von Rosenberg
 III (4)................  1998  $172,500     $766,495(5)          --        588,200            $383
 President and Chief      1999  $287,500            0             --        150,000            $448
 Executive Officer        2000  $290,000            0             --        945,000            $300

Robert W. Stockton......  1998  $175,000     $290,500             --        310,000            $698
 Executive Vice
  President and           1999  $193,333            0             --        200,000            $625
 Chief Financial Officer  2000  $202,917            0             --        810,000            $447

Michael E. Wilson.......  1998  $115,250     $ 50,000             --        110,000            $300
 Vice President--Marine   1999  $117,708     $  8,000             --              0            $269
 Operations and
 President                2000  $120,000            0             --         25,000            $234
 of Omega Shipyard, Inc.

Bernard H. White........  1998  $ 75,208(6)  $ 30,000             --         60,000            $424
 Corporate Vice
  President               1999  $117,075     $ 11,000             --         50,000            $523
                          2000  $118,750            0             --        100,000            $353

Jonathan Specht.........  1998  $ 89,583     $ 27,500        $35,007(7)      20,000            $148
 Vice President--
  Operations              1999  $ 85,669     $ 10,000        $ 9,938(7)      35,000            $ 82
                          2000  $108,154            0             --        215,000            $ 98

--------
(1) Amounts include salary and bonuses earned, as well as all deferred portions of salary and bonuses paid on services rendered to the Company. The fiscal year 1998 in this table includes amounts earned in the five-quarter period from October 1, 1997 through December 31, 1998 due to the change in the Company's fiscal year end from September 30 to December 31, effective as of December 1, 1998.
(2) Amounts exclude perquisites and other personal benefits that did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer.
(3) The reported amounts represent insurance premiums paid by the Company on the named executive's behalf.
(4) Amounts reflect compensation for services rendered to the Company from April 1998, subsequent to the Company's initial public offering.
(5) Includes a one-time bonus of $336,495 payable under Mr. von Rosenberg's employment agreement which was based on the increase in Company earnings from fiscal year 1997 to fiscal year 1998.
(6) Reflects amounts paid from date of hire on March 15, 1998.
(7) Consists of personal auto allowance and reimbursed moving expenses.

                       Option Grants In Last Fiscal Year

  The following table provides information regarding options to acquire Common Stock of Omega granted to the Named Executive Officers during 2000.

                                                                          Potentially Realized
                                                                            Value at Assumed
                           Number of       % of                           Annual Rates of Stock
                          Securities   Total Options                       Price Appreciation
                          Underlying    Granted to   Exercise              for Option Term(3)
                            Options    Employees in    Price   Expiration ---------------------
          Name           Granted(1)(2)  Fiscal Year  ($/Share)    Date        5%         10%
          ----           ------------- ------------- --------- ---------- ---------- ----------
Joseph L. von Rosenberg
 III....................    945,000        35.1%       $1.94    7/17/10   $1,152,953 $2,921,808
Robert W. Stockton......    210,000         7.8%       $3.50    3/21/10   $  462,238 $1,171,401
                            600,000        22.3%       $1.94    7/17/10   $  732,033 $1,855,116
Michael E. Wilson.......     25,000           1%       $3.50    3/21/10   $   55,028 $  139,452
Bernard H. White........     65,000         2.4%       $3.50    3/21/10   $  143,074 $  362,576
                             35,000         1.3%       $1.94    7/17/10   $   42,705 $  108,215
Jonathan Specht.........    115,000         4.3%       $3.50    3/21/10   $  253,130 $  641,481
                            100,000         3.7%       $1.94    7/17/10   $  122,006 $  309,186

--------
(1) These are options to acquire shares of Common Stock granted under the Company's 2000 Long-Term Incentive Plan.

(2) All options vest and are exercisable in one-third increments on each of the first, second and third years, respectively, after the date of grant. The exercise price of all options is the fair market value of the Company's Common Stock at the time of grant.

(3) These amounts represent assumed rates of appreciation for the market value of the Company's Common Stock from the date of grant until the end of the option period at rates arbitrarily set by the Securities and Exchange Commission. They are not intended to forecast possible future appreciation in the Company's Common Stock and any actual gains realized upon the exercise of options are dependent on the future performance of the Company's Common Stock.

         Aggregated Option Exercises and Fiscal Year-End Option Values

  The following table shows the stock option exercises by the Named Executive Officers during 2000. In addition, this table includes the number of exercisable and unexercisable stock options on the Company's Common Stock held by each of the Named Executive Officers as of December 31, 2000. Omega has not granted any stock appreciation rights or restricted stock. None of the persons named below hold any stock options relating to Zapata's common stock.

                                                  Number of
                                                 Securities         Value of
                                                 Underlying       Unexercised
                                                 Unexercised   In-the-Money(1)(2)
                          Shares                 Options at    Options at Fiscal
                         Acquired              Fiscal Year End      Year End
                            On       Value      Exercisable/      Exercisable/
          Name           Exercise Realized ($)  Unexercisable    Unexercisable
          ----           -------- ------------ --------------- ------------------
Joseph L. von Rosenberg
 III....................     0          0      668,200/995,000        $0/0
Robert W. Stockton......     0          0      443,333/876,667        $0/0
Michael E. Wilson.......     0          0        85,000/50,000        $0/0
Bernard H. White........     0          0       73,333/136,667        $0/0
Jonathan Specht.........     0          0       31,666/238,344        $0/0

--------
(1) "In-the-Money" options are options which had an exercise price less than market price of Common Stock at December 31, 2000.
(2) All Omega options held by the named executives have an exercise price greater than $1.50, the closing price of one share of Omega Common Stock on December 29, 2000 (the last trading day of the year) as reported by the New York Stock Exchange Composite Transactions, and therefore such options were not in-the-money on such date.

Employment Agreements

  Messrs. von Rosenberg and Stockton have Employment Agreements with the Company pursuant to which the Company has agreed to provide for base salaries that are subject to review at least annually, provided that they may not be decreased without the executive's consent. The employment agreements provide for a severance payment equal to 2.99 times the executive's annual base salary in effect immediately preceding the event of employment termination (i) by the executive for Good Reason (as defined in the respective employment agreement)
(ii) by the Company without Cause (as defined in the respective employment agreement) or (iii) following any Change in Control of the Company (as defined in the respective employment agreement). The agreements provide for rolling three year terms.

  Messrs. White and Specht have Change of Control Agreements with the Company pursuant to which the executive is entitled to a severance payment in the event of both a change of control of the Company (as defined in the respective agreement) and a termination other than for Cause (as defined in the respective agreement) within a two year period after a Change of Control. The severance payment is equal to one times the executive's annual base salary in effect prior to the termination of employment.

Retirement Plans

  The Company maintains a defined benefit plan for its employees (the "Pension Plan"). The table below shows the estimated annual benefits payable on retirement under the Pension Plan to persons in the specified compensation and years of service classifications. The retirement benefits shown are based on the following assumptions: retirement at age 65, payments of a single-life annuity to the employee (although a participant can select other methods of calculating benefits) to be received under the Company's Pension Plan using current average Social Security wage base amounts, and not subject to any deduction for Social Security or other offset amounts. The retirement benefits listed include both Salary and Bonus as set forth in the Summary Compensation Table. A participant's benefit is based on the average monthly earnings for the consecutive five year period during which the participant had his or her highest level of earnings. With certain exceptions, the Internal Revenue Code of 1986, as amended (the "Code"), restricts to an aggregate amount of $135,000 (subject to cost of living adjustments) the annual pension that may be paid by an employer from a plan which is qualified under the Code. The Code also limits the covered compensation which may be used to determine benefits to $170,000 (subject to cost of living adjustments).

                              Pension Plan Table

                                                    Years of Service
                                         ---------------------------------------
Covered Compensation(1)                    15      20      25      30      35
-----------------------                  ------- ------- ------- ------- -------
$120,000................................ $16,904 $22,539 $28,174 $33,809 $39,443
 130,000................................ $18,554 $24,739 $30,924 $37,109 $43,293
 140,000................................ $20,204 $26,939 $33,674 $40,409 $47,143
 150,000................................ $21,854 $29,139 $36,424 $43,709 $50,993
 160,000................................ $23,504 $31,339 $39,174 $47,009 $54,843
 170,000 and higher..................... $25,154 $33,539 $41,924 $50,309 $58,693

--------
(1) Represents the highest average annual earnings during five consecutive calendar years of service.

  As of December 31, 2000, the approximate years of credited service (rounded to the nearest whole year) under the Pension Plan for the Named Executive Officers were as follows: Mr. von Rosenberg--7; Mr. Stockton--3; Mr. Wilson-- 15, Mr. White--3, and Mr. Specht--4.

                           COMPENSATION OF DIRECTORS

  Directors who are employees of the Company are not paid any fees or additional compensation for services rendered as members of the Board of Directors or any committee thereof. Directors who are not employees of the Company or Zapata receive a fee of $20,000 annually which is paid in four equal quarterly installments. Members of the Audit and Compensation committees receive $2,000 annually for each of the committees which is paid in four equal quarterly installments. Members of the Scientific Committee are paid on a $500 per diem basis.

  Pursuant to the Company's 2000 Long-Term Incentive Plan (the "Plan"), upon joining the Board, each director, other than the initial Chairman of the Board, is granted options to purchase 14,200 shares of Common Stock at fair market value on the date of grant. Pursuant to such Plan, the initial Chairman of the Board, upon being elected, received options to purchase 568,200 shares of Common Stock at fair market value on the date of the grant ($12.75 per share). All options granted to directors under the Plan vest six months and one day after the date of grant.

  The Plan also allows Non-Employee Directors to elect to take all or a portion of their annual retainer fees, if any, and meeting and per diem fees in Common Stock in lieu of cash. On or before the last day of each calendar quarter (each, an "Election Date"), a Non-Employee Director may elect to receive a percentage (the "Elected Percentage") of such fees during the quarterly period immediately following such Election Date (the "Service Period") in shares of Common Stock. The number of shares to be received will be determined on the first day of the month immediately following the completion of the Service Period by multiplying the amount of the director's fees for such Service Period by his Elected Percentage and dividing that result by the Fair Market Value per share on such date. In 2000, both Non-Employee Directors elected to take 100% of their annual retainer fees and per diem fees earned during 2000 in Common Stock in lieu of cash. As a result of such elections, Dr. Allee received 25,264 shares of Common Stock in lieu of $55,000 and Dr. Lands received 11,691 shares of Common stock in lieu of $24,000.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee") is composed of Dr. Gary L. Allee and Dr. William Lands, each of whom is a Non-Employee Director of the Company.

  The Committee reviews and approves executive compensation, establishes target profit goals, makes grants of long-term incentives, and determines the compensation to be paid to the Chief Executive Officer ("CEO") and each of the other executive officers of the Company. The goal of the executive compensation program is to reward executives for their performance and enhancement of stockholder value.

  The Company's executive compensation program is designed to attract and retain executives who are key to the long-term success of the Company and align compensation with the attainment of the Company's business goals and the increase of share value. The Company uses the same philosophy as the Committee in establishing compensation for employees other than officers.

  Executive compensation consists of (i) salary, (ii) annual performance incentives, and (iii) long-term incentives. The Committee reviews executive compensation annually and makes appropriate adjustments based on (i) Company performance, (ii) achievement of predetermined goals, and (iii) changes in an executive's duties and responsibilities.

  Salary. The Committee desires that overall compensation reflect the performance of each individual executive over time. Base salaries are set at levels subjectively determined by the

Committee to adequately reward and retain capable executives, including the CEO. The Committee considers the importance of and skills required in a particular executive position in establishing salary.

  The Committee reviews and establishes the annual salary of each officer, including the CEO on an annual basis. The Committee makes an independent, subjective determination of the appropriate level of each officer's salary to determine such amount or, if a salary is payable by contract which precludes decreases, to determine the amount of the increase, if any. The Committee does not use any mechanical formulations or weighting of any of the factors considered.

  Annual Performance Incentives. The Company has established an annual bonus plan for employees that is based on the attainment by the Company of targeted financial performance, including increases in earnings (before depreciation, interest, and amortization) and return on invested capital. These are set at the beginning of each fiscal year. Under the bonus plan, a maximum bonus is established for each executive officer, which may equal up to a maximum of 150% of an executive's salary depending on the position of the executive and the achievement of certain profit goals.

  Long Term Incentives. In an effort to properly align the long-term interests of the Company's management and stockholders, the Committee may make awards under the Company's 2000 Long-Term Incentive Plan. Under the Plan, the Committee may award non-qualified or incentive stock options, stock appreciation rights, restricted stock or cash awards. The Committee believes that the Plan enables the Company to attract and retain the highest quality managers. Under the Plan, the Committee is responsible for establishing who receives awards, the terms of the awards, requisite conditions and the size of the awards. Awards to any recipient are made by a subjective determination by the Committee, which considers the person's past performance and current responsibilities, as well as the amount of awards previously made to that person.

  CEO Compensation. Mr. von Rosenberg's base salary for 2000 was left unchanged from his base salary for 1999 and he received no bonus for either 1999 or 2000. Decisions regarding the amount of compensation to be paid to each officer, including the CEO, are based on each individual officer's performance. In the case of the CEO, the individual officer's performance is evaluated primarily in terms of the Company's overall financial performance over time, even though the Company's performance can be, and in recent years has been, affected significantly by factors beyond the control of the Company. The overall performance of the Company in 2000, in the Committee's view, did not warrant increasing Mr. von Rosenberg's salary or paying him a bonus.

  In July 2000, the Committee awarded Mr. von Rosenberg options to purchase up to 945,000 shares of Common Stock at $1.94 per share, which was equal to the fair market value of the stock on the date of grant. The options vest in one-third increments commencing on the first anniversary of the grant date and annually thereafter. The option grants were made to Mr. von Rosenberg to provide a strong incentive for him to increase the value of the Company's Common Stock.

  Section 162(m) of the Internal Revenue Code of 1986 places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any one fiscal year with respect to the Chief Executive Officer and the other four most highly compensated individuals who are executive officers as of the end of the fiscal year. This deduction limitation, however, does not apply to certain "performance based" compensation. The Committee intends to generally design and implement compensation plans that qualify for full deductibility in accordance with Section 162(m).

                                          Respectfully submitted,

                                          Gary L. Allee
                                          William Lands

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  During 2000, the Compensation Committee consisted of Dr. Allee and Dr. Lands. Neither Dr. Allee nor Dr. Lands had any relationships or transactions with the Company or its subsidiaries required to be disclosed pursuant to Item 402(j) of Regulation S-K under the Exchange Act of 1934.

                            STOCK PERFORMANCE GRAPH

  The following performance graph compares the Company's cumulative total stockholder return on its Common Stock with the cumulative total return on (i) the Russell 2000 Index and (ii) a peer group stock index (the "Peer Group Index") which consists of four publicly traded companies in the same industry or line-of-business as the Company. The cumulative total return computations set forth in the Performance Graph assume the investment of $100 in the Company's Common Stock, the Russell 2000 Index and the Peer Group Index on April 2, 1998, the date of the Company's initial public offering of its Common Stock.

  The companies that comprise the Peer Group Index are: Agribrands International, Inc., Archer-Daniels-Midland Inc., Tyson Foods, Inc. and ConAgra, Inc.

              COMPARISON OF TWELVE MONTH CUMULATIVE TOTAL RETURN*
            AMONG OMEGA PROTEIN CORPORATION, THE RUSSELL 2000 INDEX
                               AND A PEER GROUP




                                    [GRAPH]

                                               4/2/98 12/31/98 12/31/99 12/31/00
                                               ------ -------- -------- --------
Omega Protein Corporation..................... 100.00  56.00     17.30     8.30
Peer Group.................................... 100.00  67.22     22.93    11.41
Russell 2000.................................. 100.00  88.31    105.62   101.06

--------
* $100 INVESTED ON April 2, 1998 INCLUDING REINVESTMENT OF DIVIDENDS

  The Performance Graph and related description shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed with the Securities and Exchange Commission.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Prior to the Company's initial public offering in April 1998 (the "Initial Public Offering"), Zapata advanced funds to the Company from time to time. During fiscal year 1997, Zapata forgave the repayment of $41.9 million of intercompany indebtedness owed to Zapata by the Company and the Company recorded this amount as contributed capital. After forgiving such indebtedness, Zapata advanced $28.1 million to the Company to meet the cash requirements for certain acquisitions and $5.2 million, primarily for payment of the Company's income taxes. As of December 31, 1997, Zapata had no outstanding guarantees of Company indebtedness and the Company owed Zapata approximately $33.3 million of intercompany debt. The intercompany balance attributable to the acquisition financing discussed above accrued interest at a rate equal to Zapata's cost of funds, which was approximately 8.5%; the balance of the Company's indebtedness to Zapata did not bear any interest. Pursuant to the Separation Agreement described below, the Company utilized a portion of the net proceeds from the Initial Public Offering to repay all of the $33.3 million it owed Zapata.

  Prior to the Initial Public Offering, Zapata provided the Company with certain administrative services, including treasury and tax services, which were billed at their approximate costs to Zapata. The costs of these services were directly charged and/or allocated based on the estimated percentage of time that employees spent working on the other party's matters as a percentage of total time worked.

  In connection with the Initial Public Offering, the Company and Zapata entered into a number of agreements for the purpose of defining their continuing relationship. These agreements were negotiated in the context of a parent-subsidiary relationship and, therefore, were not the result of arms-length negotiations.

  Separation Agreement. The Separation Agreement served as the master agreement for the Company's separation from Zapata. Pursuant to the Separation Agreement, the Company and Zapata entered into a Sublease Agreement, Registration Rights Agreement, Tax Indemnity Agreement and Administrative Services Agreement. The Separation Agreement also required the Company to repay the $33.3 million of intercompany indebtedness owed by the Company to Zapata contemporaneously with the consummation of the Initial Public Offering.

  The Separation Agreement also prohibits Zapata from engaging in the harvesting of menhaden or the production or marketing of fish meal, fish oil or fish solubles anywhere in the United States for a period of five years from the date of the Separation Agreement. Under the Separation Agreement, Zapata and the Company and its subsidiaries agreed to indemnify each other with respect to any future losses that might arise from the Initial Public Offering as a result of any untrue statement or alleged untrue statement in any Initial Public Offering document or the omission or alleged omission to state a material fact in any Initial Public Offering document (i) in the Company's case, except to the extent such statement was based on information provided by Zapata and (ii) in Zapata's case, only to the extent such statement was based on information supplied by Zapata.

  Sublease Agreement. Pursuant to the Sublease, the Company subleases from Zapata its principal corporate offices in Houston, Texas. The annual rent paid by the Company in 2000 under this Sublease was $95,112. The Company believes that this sublease cost is equal to or lower than market rate.

  Registration Rights Agreement. Under the Registration Rights Agreement, the Company granted to Zapata certain rights (the "Registration Rights") with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of Common Stock owned by Zapata at the closing of the Initial Public Offering (the "Registrable Securities"). Pursuant to the Registration Rights

Agreement, Zapata may require the Company, not more than once in any 365-day period commencing on the first anniversary of the closing of the Initial Public Offering and on not more than three occasions after Zapata no longer owns a majority of the voting power of the outstanding capital stock of the Company, to file a registration statement under the Securities Act covering the registration of the Registrable Securities, including in connection with an offering by Zapata of its securities that are exchangeable for the Registrable Securities (the "Demand Registration Rights"). Zapata's Demand Registration Rights are subject to certain limitations, including that any such registration cover a number of Registrable Securities having a fair market value of at least $50 million at the time of the request for registration and that the Company may be able to temporarily defer a demand registration to the extent it conflicts with another public offering of securities by the Company or would require the Company to disclose certain material non-public information. Zapata will also be able to require the Company to include Registrable Securities owned by Zapata in a registration by the Company of its securities (the "Piggyback Registration Rights"), subject to certain conditions, including the ability of the underwriters for the offering to limit or exclude Registrable Securities therefrom.

  The Company and Zapata will share equally the out-of-pocket fees and expenses of the Company associated with a demand registration and Zapata will pay its pro rata share of underwriting discounts, commissions and related expenses (the "Selling Expenses"). The Company will pay all expenses associated with a piggyback registration, except that Zapata will pay its pro rata share of the Selling Expenses. The Registration Rights Agreement contains certain indemnification and contribution provisions (i) by Zapata for the benefit of the Company and related persons, as well as any potential underwriter and (ii) by the Company for the benefit of Zapata and related persons, as well as any potential underwriter. Zapata's Demand Registration Rights will terminate on the date that Zapata owns, on a fully converted or exercised basis with respect to such securities held by Zapata, Registrable Securities representing less than 10% of the then issued and outstanding voting stock of the Company. Zapata's Piggyback Registration Rights will terminate at such time as it is able to sell all of its Registrable Securities pursuant to Rule 144 under the Securities Act within a three month period. Zapata also may transfer its Registration Rights to any transferee from it of Registrable Securities that represent, on a fully converted or exercised basis with respect to the Registrable Securities transferred, at least 20% of the then issued and outstanding voting stock of the Company at the time of transfer; provided, however, that any such transferee will be limited to (i) two demand registrations if the transfer conveys less than a majority but more than 30% of the then issued and outstanding voting stock of the Company and
(ii) one demand registration if the transfer conveys 30% or less of the then issued and outstanding voting stock of the Company.

  Tax Indemnity Agreement. Prior to the Initial Public Offering, the Company was a member of Zapata's affiliated group and filed its tax returns on a consolidated basis with such group. As a result of the Initial Public Offering, the Company is no longer a member of the Zapata affiliated group. The Tax Indemnity Agreement defines the respective rights and obligations of the Company and Zapata relating to federal, state and other taxes for periods before and after the Initial Public Offering. Pursuant to the Tax Indemnity Agreement, Zapata is responsible for paying all federal income taxes relating to taxable periods ending before and including the date on which the Company is no longer a member of Zapata's affiliated group. Under the Tax Indemnity Agreement, the Company is responsible for all taxes of the Company with respect to taxable periods beginning after the date on which the Company was no longer a member of Zapata's affiliated group. The Company is entitled to any refunds (or reductions in tax liability) attributable to any carry back of the Company's post-Initial Public Offering tax attributes (i.e., net operating losses) realized by the Company after it was no longer a member of Zapata's affiliated group. Any other refunds arising from the reduction in tax liability involving the Zapata affiliated group while the Company was a member of such group, including but not limited to, taxable periods ending before or including such date (with the exception of any refunds arising from a reduction in tax liability attributable to the Company), belong to Zapata.

  Administrative Services Agreements. Under the Administrative Services Agreement, the Company is required to provide Zapata with administrative services upon reasonable request of Zapata. Zapata pays the Company for these services at the Company's estimated cost of providing these services. This agreement continues until Zapata terminates it on five days advance written notice or the Company terminates it after Zapata fails to cure a breach of the agreement within thirty days after the Company provides written notice to Zapata of the breach. Zapata paid $13,500 to the Company under this agreement in 2000.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file reports of their beneficial ownership (Forms 3, 4, and 5, and any amendment thereto) with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors, and greater-than-ten percent holders are required to furnish the Company with copies of the forms that they file.

  To the Company's knowledge, based solely on the Company's review of the copies of Forms 3, 4, and 5 or written representations that no reports were required, all filings applicable to its officers, directors, greater-than-ten percent beneficial owners and other persons subject to Section 16 of the Exchange Act were timely filed.

                                  PROPOSAL 2
                     RATIFICATION OF INDEPENDENT AUDITORS

  The Board of Directors, acting on the recommendation of its Audit Committee, has selected the firm of PricewaterhouseCoopers, LLP, which firm (or its predecessors) has served as the independent auditor for the past five fiscal years, to conduct an audit, in accordance with generally accepted auditing standards, of the Company's financial statements for the fiscal year ending December 31, 2001. Omega Protein expects representatives of the firm to be present at the Annual Meeting to respond to appropriate questions and to make a statement, if they so desire. This selection is being submitted for ratification at the meeting.

  Fees. PricewaterhouseCoopers, LLP billed the Company the following fees for the fiscal year ended December 31, 2000:

  Audit Fees. Audit fees billed to the Company by PricewaterhouseCoopers, LLP during the Company's 2000 fiscal year for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $119,443.

  Financial Information Systems Design and Implementation Fees. The Company did not engage PricewaterhouseCoopers, LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

  All Other Fees. Fees billed to the Company by PricewaterhouseCoopers, LLP during the Company's 2000 fiscal year for all other non-audit services rendered to the Company, including tax-related services totaled $68,575.

                         REPORT OF THE AUDIT COMMITTEE

  In connection with the December 31, 2000 financial statements of the Company, the Audit Committee: (i) reviewed and discussed the audited financial statements with management, (ii) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, (iii) received the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1 and discussed with the independent auditor the independent auditor's independence, and (iv) considered the compatibility of any non-audit services provided by the independent auditor with the auditor's independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Company's audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                          AUDIT COMMITTEE

                                          Gary L. Allee
                                          William Lands

  The Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and it shall not otherwise be deemed filed with the Securities and Exchange Commission.

  Vote Required. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required for such ratification. If not ratified, the Board will reconsider the selection of the independent auditors upon recommendation of the Audit Committee, although the Board of Directors will not be required to select different independent auditors for the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF PRICEWATERHOUSECOOPERS, LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

                                 OTHER MATTERS

  The Board of Directors is not presently aware of any matters to be presented at the Annual Meeting other than the election of directors, and the ratification of PricewaterhouseCoopers, LLP as the Company's independent auditors. If, however, other matters are properly brought before the Annual Meeting, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment on such matters.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

  Pursuant to the Company's Bylaws, stockholder proposals to be presented at the fiscal year 2002 Annual Meeting of Stockholders of the Company must be received by the Company by no later than 90 days before the date of the 2002 Annual Meeting of Stockholders. If such timely notice of a stockholder proposal is not given, then the proposal may not be brought before the 2002 Annual Meeting of Stockholders. If such timely notice is given but is not accompanied by a written statement to the extent required by applicable securities laws, then the Company may exercise discretionary voting authority over proxies with respect to such proposal if presented at the Company's 2002 Annual Meeting.

  Under applicable securities laws, stockholder proposals must be received by the Company no later than 120 days prior to April 12, 2002 to be considered for inclusion in the Company's proxy statement relating to the 2002 Annual Meeting or, if the Company changes the date of the 2002 Annual Meeting by more than 30 days from the date of the 2001 Annual Meeting, then stockholder proposals must be received by the Company a reasonable time before the Company begins to print and mail its proxy statement for the 2002 Annual Meeting.

  Stockholder proposals must be mailed to Omega Protein Corporation, to the attention of the Secretary, 1717 St. James Place, Suite 550, Houston, Texas 77056.

  THE COMPANY WILL FURNISH WITHOUT CHARGE COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, TO INTERESTED SECURITY HOLDERS ON REQUEST. THE COMPANY WILL ALSO FURNISH TO ANY SUCH PERSON ON REQUEST ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO ROBERT W. STOCKTON, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY, OMEGA PROTEIN CORPORATION, 1717 ST. JAMES PLACE, SUITE 550, HOUSTON, TEXAS 77056.

                                 ANNUAL REPORT

  The Company's Annual Report to Stockholders containing audited financial statements for 2000, is being mailed with this Proxy Statement to all stockholders of record.

                                          By the order of the Board of
                                           Directors

                                          /s/ Robert W. Stockton
                                          ROBERT W. STOCKTON
                                          Executive Vice President, Chief
                                          Financial Officer and Secretary

Houston, Texas
April 12, 2001

                                                                      EXHIBIT A

           CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.Audit Committee Purpose

  The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  . Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  . Monitor the independence and performance of the Company's independent auditors and internal auditing department.

  . Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

  The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.Audit Committee Composition and Meetings

  Audit Committee members shall meet the requirements of the New York Stock Exchange. The Audit Committee shall be comprised of directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment.

  The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee should meet privately in executive session at least annually with the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

III.Audit Committee Responsibilities and Duties

  Review Procedures

  . Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

  . Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

  . In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management h as taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

  . Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61.

  Independent Auditors

  . The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or to approve any discharge of auditors when circumstances warrant.

  . Approve the fees and other significant compensation to be paid to the independent auditors.

  . On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

  . Review the independent auditors' audit plan--discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

  . Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to Audit Committee in accordance with AICPA SAS 61.

  . Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  Other Audit Committee Responsibilities

  . Annually prepare a report to stockholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

  . Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

  .  Maintain minutes of meetings.

June 14, 2000

                           OMEGA PROTEIN CORPORATION

                        ANNUAL MEETING OF STOCKHOLDERS

       SOLICITED BY THE BOARD OF DIRECTORS OF OMEGA PROTEIN CORPORATION

     The undersigned hereby appoints Joseph L. von Rosenberg III and Robert W. Stockton, and each of them individually, as proxies with full power of substitution, to vote all shares of Common Stock of Omega Protein Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on May 15, 2001, or at any adjournment or postponement thereof, as follows:

     Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                           OMEGA PROTEIN CORPORATION

                                 MAY 15, 2001

                Please Detach and Mail in the Envelope Provided

[X] PLEASE MARK YOUR VOTES
    AS IN THIS EXAMPLE

                                     WITHHOLD
                       FOR           AUTHORITY
PROPOSAL 1.        the nominee    for the nominee
 ELECTION OF     listed at right  listed at right
 DIRECTORS             [ ]              [ ]                NOMINEE: Joseph L. von Rosenberg III
                                                                    to hold office until the 2004
                                                                    Annual Meeting and until his
                                                                    successor is elected and qualified.

                                               FOR     AGAINST     ABSTAIN
PROPOSAL 2.                                    [ ]       [ ]         [ ]
APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP
AS AUDITORS FOR THE COMPANY

Please check the following box if you plan to [ ] attend the Annual Meeting of Stockholders in person

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES), "FOR" PROPOSAL 2 AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

Please complete, sign and promptly mail this proxy in the enclosed envelope.

SIGNATURE                                               Dated:            , 2001
         ----------------------------------------------       ------------

SIGNATURE IF HELD JOINTLY
                         ------------------------------

NOTE: Please sign exactly as name appears on this card. Joint owners should each sign. Executors, administrators, trustees, etc., should give their full titles.